EXHIBIT 10(v)

DIRECTOR RESTRICTED STOCK AGREEMENT

CANTEL MEDICAL CORP.

2016 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made effective as of this ____ day of _______________, ______, (the “Grant Date”) by and between Cantel Medical Corp., a Delaware corporation (the “Company”), and _________________________ (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Participant has become a Director of the Company; and

WHEREAS, the Company wishes to grant a time-vested Restricted Stock Award to the Participant for Shares of the Company’s common stock pursuant to the Company’s 2016 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company or the Committee under the Plan has authorized the grant of a time-vested Restricted Stock Award to the Participant;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.        Grant of Restricted Stock Award.  The Company hereby grants to the Participant on the Grant Date set forth above a Restricted Stock Award (the “Award”) for ____________ (            ) shares of common stock of the Company, par value $.10 per share (the “Shares”), on the terms and conditions set forth herein, which Shares are subject to adjustment pursuant to Section 4(g) of the Plan.  The Shares will be issued to the Participant for no cash consideration.  The Company will cause the Shares to be issued in “book form” with its transfer agent until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to such Shares, at which time the Company will cause the Shares to be delivered to the Participant.  In the alternative, in the Company’s sole discretion, the Company will cause to be issued one or more stock certificates representing such Shares in the Participant’s name, and will hold each such certificate (together with a stock power duly executed in blank by the Participant) represented by the certificate.  The Company will place a legend on such certificates describing the risk of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the Shares are forfeited as provided in Section 2 below.  Until such risk of forfeiture has lapsed or the Shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant is entitled to vote the Shares and to receive all dividends or other distributions attributable to such Shares, but the Participant will not have any other rights as a stockholder with respect to such Shares.

2.         Vesting of Restricted Stock.

(a)        The Shares subject to this Award will remain forfeitable until the risk of forfeiture lapses according to the following vesting schedule

Vesting Date	Number of Shares
First anniversary of the Grant Date
Second anniversary of the Grant Date
Third anniversary of the Grant Date

(b)        Subject to the provisions of paragraphs (e) and (f) below, if the Participant’s service as a Director of the Company terminates, other than by reason of his/her death or Disability, so that the Participant is no longer providing services as a Director to the Company at any time prior to a Vesting Date, the Participant will immediately forfeit all Shares subject to this Award which have not yet vested and for which the risk of forfeiture has not lapsed.

(c)        If the Participant’s service with the Company as a Director is terminated as a result of Participant’s death, all previously unvested Shares subject to this Award as of the date of Participant’s termination of service immediately will become vested and no longer subject to any risk of forfeiture.

(d)        If the Participant’s service with the Company as a Director terminates as a result of the Participant’s Disability, any previously unvested Shares subject to this Award that would have vested during the 12 month period following the date of the Participant’s termination of service but for the cessation of the Participant’s service with the Company immediately will become vested and no longer subject to any risk of forfeiture.

(e)        The Participant also will be entitled to certain accelerated vesting in connection with a termination of Participant’s service as a Director of the Company following a Change in Control to the extent permitted by Section 10 of the Plan.

(f)        The foregoing provisions (c)-(e) are subject to the terms of the Plan and any other Benefit Plan that covers the Participant to the extent such Benefit Plan provides for accelerated vesting of Restricted Stock.

(g)        The Committee, in its discretion, may accelerate vesting of all or any portion of the Shares subject to this Award.

3.         General Provisions.

(a)        Director.   This Agreement does not confer on the Participant any right with respect to the continuance of his or her position as a Director or any other relationship with the Company or any Subsidiary.

(b)        Tax Withholding.  To permit the Company to comply with applicable federal and state tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all federal and state payroll, income or other taxes required to be withheld by the Company with respect to the Award made hereunder (the “Required Withholdings”) are so withheld.  If the Company is unable to withhold the same, the Participant agrees (i) to pay the

Required Withholdings to the Company promptly upon demand therefor, and (ii) that if the Participant fails to do so, the Company, in its sole discretion, may either unilaterally transfer into its own name from any certificates representing vested Shares subject to the Award being held by the Company, the least number of Shares having a Fair Market Value not less than the amount of the Required Withholdings, unilaterally reduce any other compensation due to the Participant in the amount of the Required Withholdings or any combination of the preceding such that the Required Withholdings are satisfied.

(c)        2016 Equity Incentive Plan.  The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan including, but not limited to, any provisions relating to the retroactive amendment of Award Agreements.  All defined terms of the Plan have the same meaning when used in this Agreement.  The Plan governs this Award and, subject only to clause (d) below (Construction), in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan governs, except as the Plan otherwise provides.

(d)        Non-Assignability of Shares.  Except as may be permitted under Section 16(a) of the Plan, the Participant may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Shares, other than by will or the laws of descent and distribution, prior to vesting of the Shares in accordance with the terms of this Agreement.

(e)        Securities Laws.  The Participant agrees for him/herself, his/her heirs and his/her legatees not to sell or otherwise transfer any and all Shares subject hereto except in compliance with the applicable provisions of the Securities Act of 1933, as amended from time to time (the “Act”) and any other applicable legal requirements.  Further, the Participant agrees that if the Participant’s sale of the Shares is at any time not covered by an effective registration statement under the Act (it being agreed that the Company will use its commercially reasonable best efforts to cause a registration statement (so long as such registration statement may be filed on Form S-8 or any substantially similar successor form) to be in effect during any period in which the same may be required in order to permit the Participant to sell the Shares in the public market), the Company may require the Participant to make such representations and agreements and furnish such information, and the Company may take such additional actions, in each case, as the Company may in its reasonable discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Act and any other applicable legal requirements including, but not limited to, the placing of a “stop transfer” order with respect to such Shares with its transfer agent or the placing of an appropriate restrictive legend on the certificate(s) evidencing such Shares in substantially the following form:

“The sale of the securities represented by this certificate has not been registered under the Securities Act of 1933, and may not be sold or transferred in the absence of an effective Registration Statement covering such sale or transfer under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the securities or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend.”

(f)        Binding Effect.  This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding this Award.  Any prior agreements, commitments or negotiations concerning this Award are superseded.  This Agreement will bind and inure to the benefit of the parties and their permitted successors and assigns.  By signing this Agreement, the Participant agrees to all of the terms and conditions described in this Agreement and in the Plan.

(g)       Data Privacy.    In order to administer the Plan, the Company may process personal data about the Participant.  Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.  By accepting this Restricted Stock Award, the Participant gives explicit consent to the Company to process any such personal data and also gives explicit consent to the Company to transfer any such personal data to transferees and other persons designated by the Company to assist in administering the Plan.

(h)        Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey.  Use of the masculine or feminine genders includes, as applicable, the neuter gender.

(i)        Counterparts.  This Agreement may be executed in duplicate counterparts, each of which when so executed will be deemed to be an original and both of which when taken together will constitute one and the same instrument.  Either party may execute this Agreement by facsimile or electronic signature.

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ACCORDINGLY, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

CANTEL MEDICAL CORP.

By:
Its:

You are required to sign this Agreement at the space provided below and return the signed Agreement to [_________] at the Company by [____________].  Failure to sign and return this Agreement to by such date may, in the sole discretion of the Company and without notice to you, cause the Restricted Stock Award to become null and void.  By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

ACKNOWLEDGED AND ACCEPTED

___________________________________

Participant